Exhibit 10.2

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

GAS GATHERING AND COMPRESSION AGREEMENT

(Sherwood)

This Gas Gathering and Compression Agreement (“Agreement”) is made and entered into this 16th day of April, 2012, by and between MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C., a Delaware limited liability company (“MarkWest”), and ANTERO RESOURCES APPALACHIAN CORPORATION, a Delaware corporation (“Antero”). MarkWest and Antero may be referred to individually as a “Party,” or collectively as the “Parties.”

RECITALS:

A.                                    Antero owns or controls Gas produced from oil and gas leasehold rights or other oil and gas interests and rights, and Antero desires to develop such interests and rights for the production of oil and/or gas.

B.                                    Upon the development of Antero’s interests for the production of gas, Antero will require, and MarkWest is willing to provide, certain gas gathering and compression facilities for Antero’s Gas, upon the terms and conditions set forth in this Agreement.

AGREEMENT:

In consideration of the mutual covenants and agreements contained herein, Antero and MarkWest agree as follows:

ARTICLE 1: DEFINITIONS

Accounting Period.  The period commencing at 10:00 a.m., Eastern Time, on the first (1st) day of a calendar month and ending at 10:00 a.m., Eastern Time, on the first (1st) day of the next succeeding month; provided that the first Accounting Period shall commence on the Gathering Effective Date of the Lateral whose Gathering Effective Date first occurs, and the last Accounting Period shall end on the date on which the term of this Agreement ends as provided in Section 2.1.

Affiliate.  With respect to an entity, any other entity controlling, controlled by or under common control with such entity.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.

Annex.  A Lateral Annex or Compressor Station Annex, as applicable.

Antero’s Gas.  Gas actually delivered by Antero to a Receipt Point.

Audit Period.  As defined in Section 9.2.

Btu.  A British Thermal Unit, which is the quantity of heat required to raise the temperature of one (1) pound avoirdupois of pure water from fifty-eight and five tenths degrees Fahrenheit (58.5°F) to fifty-nine and five tenths degrees Fahrenheit (59.5°F) at a pressure of fourteen and six hundred ninety-six thousandths pounds per square inch absolute (14.696 psia).

Business Day.  Any day other than Saturday, Sunday or a legal holiday in the State of West Virginia.

Compression Effective Date.  With respect to each Compressor Station, the date on which such Compressor Station has been constructed and made operational and is capable of operating at its design pressure and other design parameters, in each case in accordance with the Compressor Station Annex with respect to such Compressor Station, or, (a) if such Compressor Station is located on a Lateral and at such time the Gathering Effective Date for such Lateral has not occurred, such later date on which the Gathering Effective Date for such Lateral has occurred, or (b) in the case of the Sherwood Compressor Station or any other Compressor Station that is immediately upstream of the Processing Plant, if at such time the Processing Effective Date under the Processing Agreement has not occurred, such later date on which the Processing Effective Date under the Processing Agreement has occurred.

Compression Fee.  As defined in Section 4.2.b.

Gathering System Fuel.  All Gas and electric power measured and utilized as fuel or power for the Gathering System, including Gas and electric power utilized as fuel or power for Compressor Stations.

Compressor Station.  Each field compression station on a Lateral that is constructed and installed in accordance with a Compressor Station Annex and Section 4.2, including, for this purpose, the field compressor station that is to be constructed and installed at the Sherwood Plant even though it is not on a Lateral.

Compressor Station Annex.  The Compressor Station Annex for each Compressor Station attached to this Agreement as of the date hereof,  together with each additional Compressor Station Annex added to this Agreement by the mutual agreement of the Parties after the date hereof, containing each of the items contemplated by this Agreement to be set forth in a Compressor Station Annex and substantially in the form of the Compressor Station Annexes for the Zinnia, Middle Point and Sherwood Compressor Stations dated as of the date hereof and attached hereto.

CPI.  As defined in Section 8.2.

CPR Panel.  As defined in Section 16.3.

Dispute.  As defined in Section 16.3.

Dispute Notice.  As defined in Section 16.3.

Force Majeure.  Any cause or condition not within the reasonable control of the Party claiming suspension and which, by the exercise of reasonable diligence, such Party is unable to prevent or overcome, and, without limiting the generality of the foregoing, specifically includes major equipment failures, inabilities or delays in obtaining requisite permits, easements and rights of way (except as expressly set forth below in this paragraph), consents and authorizations, and delays occasioned by governmental actions; provided, that inabilities to obtain or delays in obtaining rights of way and easements for the construction of the Zinnia Lateral and Middle Point Lateral as set forth as of the date of this Agreement in the Lateral Annex therefor shall not constitute Force Majeure.

Gas.  All hydrocarbon and non-hydrocarbon substances produced from gas and/or oil wells in a gaseous state at the relevant receipt point.

Gathering Effective Date.  With respect to each Lateral, the date on which such Lateral has been constructed and made operational and is capable of operating at its design pressure, in each case in accordance with the Lateral Annex for such Lateral, or, if at such time the Processing Effective Date under the Processing Agreement has not occurred, such later date on which the Processing Effective Date under the Processing Agreement has occurred.

Gathering Fee.  With respect to each Lateral, the gathering fee per Mcf set forth in the Lateral Annex for such Lateral.

Gathering System.  Gas gathering facilities operated by MarkWest and used to transport Antero’s Gas from the Receipt Points to the Redelivery Points, including the Compressor Stations, and the associated tankage and separation and dehydration equipment.  The Gathering System includes the Laterals together with all valves, meters and appurtenant facilities, liquid and drip collection and handling facilities, and pigging facilities and equipment, and includes also all rights-of-way, permits and other rights acquired by MarkWest in furtherance of its gathering obligations under this Agreement.  The Gathering System also includes the interconnections to the Sherwood Plant and pig launchers, pig receivers, slug catchers, and other facilities to deliver High Pressure Condensate to the Sherwood Plant.

GPM.                 The number of gallons of Plant Products per 1,000 Mcf of Gas.

Gross Heating Value.  The number of Btus produced by the combustion, on a dry basis and at a constant pressure, of the amount of Gas which would occupy a volume of 1 cubic foot at a temperature of [***] and at a pressure of [***], with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air and when the water formed by combustion is condensed to the liquid state. Hydrogen sulfide shall be deemed to have no heating value.

High Pressure Condensate.  That portion of the Gas that condenses in, and is recovered from, the Gathering System as a liquid.

Indemnifying Party and Indemnified Party.  As defined in Section 11.3.

Interest(s).  Any right, title, or interest in and to oil and gas leases and mineral fee interests, together with any pooling, unitization or communitization of any of the foregoing rights.

Lateral.  That portion of the Gathering System designated in a Lateral Annex as a Lateral and constructed and installed in accordance with a Lateral Annex and Section 4.1.

Lateral Annex.  The Lateral Annex for each Lateral attached to this Agreement as of the date hereof, together with each additional Lateral Annex added to this Agreement by the mutual agreement of the Parties after the date hereof, containing each of the items contemplated by this Agreement to be set forth in a Lateral Annex and substantially in the form of the Lateral Annex for the Zinnia and Middle Point Laterals dated as of the date hereof and attached hereto.

Losses.  Any actual loss, cost, expense, liability, damage, demand, suit, sanction, claim,  judgment, lien, fine or penalty asserted by a third party unaffiliated with the Party incurring

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such, and which are incurred by the applicable Indemnified Party on account of injuries (including death) to any person or damage to or destruction of any property, sustained or alleged to have been sustained in connection with or arising out of the matters for which the Indemnifying Party has indemnified the applicable Indemnified Party.

Lost and Unaccounted For Gas.  Any Gas lost or otherwise not accounted for incident to or occasioned by the gathering, treating, compressing (if applicable), and redelivery, as applicable, of Gas, including Gas released through leaks, instrumentation, relief valves, unmeasured flares, ruptured pipelines, and blow downs of pipelines, vessels, and equipment.

Mcf.  1,000 cubic feet of Gas, measured at Standard Base Conditions.

Measurement Points.  With respect to each Receipt Point, the inlet flange of the measurement facilities of MarkWest located at such Receipt Point and, if applicable, which are downstream of the Compressor Station.  For clarification purposes, any measurement facilities installed upstream of a Compressor Station shall not be considered a Measurement Point.

Minimum Compression Fee.  For each Compressor Station, for each Accounting Period, the amount set forth as the Minimum Compression Fee in the Compressor Station Annex for such Compressor Station.

Minimum Compression Fee Commencement Date.  For each Compressor Station, the first day of the Accounting Period following the end of the first (1st) 90-day period after the Compression Effective Date with respect to such Compressor Station.

Minimum Gathering Fee Commencement Date.  For each Lateral, the first day of the Accounting Period following the end of the first (1st) 90-day period after the Gathering Effective Date with respect to such Lateral.

Minimum Gathering Fee.  For each Lateral, for each Accounting Period, the amount set forth as the Minimum Gathering Fee in the Lateral Annex for such Lateral.

MMBtu.  1,000,000 Btus.

MMcf.  1,000,000 cubic feet of Gas, measured at Standard Base Conditions.

Plant Products.  As defined in the Processing Agreement.

Primary Term.  As defined in Section 2.1.

Processing Agreement.  That certain Gas Processing Agreement dated as of March 31, 2011 between Processor and Antero, as amended or restated from time to time.

Processor.  MarkWest Liberty Midstream & Resources, L.L.C.

Receipt Point.  Each central delivery point on a Lateral where Antero’s Gas is delivered to MarkWest.  The initial Receipt Points on each Lateral shall be set forth in the Lateral Annex for such Lateral, and the initial Receipt Point for the Sherwood Compressor Station shall be the inlet of MarkWest’s two (2) phase separator immediately upstream of the Sherwood Compressor Station, which separator shall be at a mutually agreeable location at or near the property boundary of the Sherwood Compressor Station.  MarkWest shall add additional Receipt Points (at Antero’s cost) on a Lateral at Antero’s request; additional Receipt Points not on a Lateral and the terms and conditions relating thereto may be mutually agreed upon by the Parties in writing.

Redelivery Point.  Each point at which Antero’s Gas is redelivered by MarkWest to Antero, or to Antero’s designee, or to others entitled thereto.  As of the date of this Agreement, the Redelivery Point shall be the “Receipt Point” as defined in the Processing Agreement.  Additional redelivery points and the terms and conditions relating thereto may be mutually agreed upon by the Parties in writing.

Required Effective Date.  As defined in Section 4.1.

Required Compression Effective Date.  As defined in Section 4.2.d.

Standard Base Conditions.  A pressure of [***] at a temperature of [***].

Sherwood Plant.  The “Processing Plant” as defined in the Processing Agreement.

Taxes.  All gross production, severance, conservation, ad valorem and similar or other taxes measured by or based upon production, together with all taxes on the right or privilege of ownership of the Gas, or upon the handling, transmission, compression, processing, treating, conditioning, distribution, sale, delivery or redelivery of the Gas, including all of the foregoing now existing or in the future imposed or promulgated.

Thermal Content.  For Gas, the product of the measured volume in Mcfs multiplied by the Gross Heating Value per Mcf, adjusted to the same pressure base and expressed in MMBtus; and for a liquid, the product of the measured volume in gallons multiplied by the gross heating value per gallon determined in accordance with the GPA 2145-09 Table of Physical Properties for Hydrocarbons and GPA 8173 Method for converting Mass of Natural Gas Liquids and Vapors to Equivalent Liquid Volumes, in each case as revised from time to time.

Tier 1 Capacity.  With respect to any Lateral, the amount of gathering capacity that MarkWest agrees to construct and maintain or otherwise make available with respect to such Lateral for Antero (as set forth in the applicable Lateral Annex) or for any third party to which MarkWest has granted Tier 1 Capacity in accordance with this Agreement.  Tier 1 Capacity does not include interruptible capacity.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 2:  TERM

2.1.                            Term.  Unless earlier terminated in accordance with its terms, and subject to any extensions of the Primary Term or any renewal term pursuant to Section 8.1, this Agreement shall remain in full force and effect for a “Primary Term” commencing on the date of execution and continuing until [***], and shall continue thereafter year to year, until terminated by either Party, upon twelve (12) months prior written notice to the other Party in advance of the expiration of the Primary Term or any renewal term thereof (the Primary Term together with any renewal term, the “Term”). This Agreement shall automatically terminate upon the termination of the Processing Agreement.

ARTICLE 3:                       PRODUCER COMMITMENTS

3.1                               Following the Gathering Effective Date for each Lateral, and following the Compression Effective Date for the Compressor Station that is located at the Sherwood Plant, Antero shall have the right to deliver such of Antero’s Gas from the wells connected to the Receipt Points for such Lateral or for such Compressor Station, as applicable, as Antero, from time to time, determines to deliver; provided that Antero shall be subject to and pay, subject to the terms and conditions of this Agreement, (a) the Minimum Gathering Fee from and after the Minimum Gathering Fee Commencement Date with respect to such Lateral, (b) the Minimum Compression Fee for each Compressor Station located on such Lateral from and after the Minimum Compression Fee Commencement Date with respect to such Compressor Station, and (c) the Minimum Compression Fee for the Compressor Station that is located at the Sherwood Plant from and after the Minimum Compression Fee Commencement Date with respect to such Compressor Station.

3.2                               Subject to the further terms and provisions of this Agreement, Antero shall install all facilities necessary to effect the delivery of Antero’s Gas at the Receipt Points and at the pressure set forth in Article 5.

ARTICLE 4:                       MARKWEST’S RESPONSIBILITIES

4.1                               Subject to and in accordance with the other provisions of this Agreement, including this Section 4.1, following the execution of a mutually agreed upon Lateral Annex, MarkWest shall design, construct, own, maintain and, following the Gathering Effective Date for the Lateral subject to such Lateral Annex, operate the Gathering System relating to such Lateral to connect the Receipt Points for such Lateral and to receive into the Gathering System Antero’s Gas that is delivered in accordance with Section 4.3.

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a.                                      MarkWest shall construct each Lateral generally along the routes identified in the Lateral Annex for such Lateral.  Each Lateral will (a) consist of pipe with a diameter of at least the diameter set forth in the Lateral Annex for such Lateral, (b) have a maximum allowable operating pressure set forth in the Lateral Annex for such Lateral, and (c) include facilities for delivering High Pressure Condensate to the Sherwood Plant, including pig launchers, pig receivers, slug catchers, and other necessary facilities.  Each Lateral Annex shall set forth the Tier 1 Capacity granted to Antero with respect to such Lateral.  If the Gathering Effective Date for such Lateral has not occurred by the date set forth in the Lateral Annex for such Lateral (with respect to such Lateral, the “Required Effective Date”), and such delay is not due to Force Majeure, then after the Gathering Effective Date with respect to such Lateral occurs, MarkWest will not charge Antero the Gathering Fee or, if applicable, the Compression Fee for any Compressor Station on such Lateral that is impacted by such delay (or any Minimum Gathering Fee or Minimum Compression Fee) with respect to such Lateral for a number of days equal to the number of days following the Required Effective Date for such Lateral until the Gathering Effective Date for such Lateral.  MarkWest shall keep Antero reasonably informed of the status of obtaining required permits and rights of way for such Lateral and in particular shall promptly notify Antero if MarkWest becomes aware or reasonably should have become aware, based on the facts and circumstances known to MarkWest at that time, that it is likely that delays in obtaining any such permits or rights of way will delay the Gathering Effective Date for such Lateral.  MarkWest shall carry out the design and construction of the Gathering System, including the interconnections with the Sherwood Plant, in such a manner as to cause no delay in the Processing Effective Date under the Processing Agreement.

b.                                      If the actual footage for any Lateral is more than [***] above or below the estimated footage for such Lateral set forth in the Lateral Annex for such Lateral, to the extent that (in the case in which the actual footage is above the estimated footage) such difference is the result of a change in the route for the Lateral and there is a reasonable explanation for such route change, then the Gathering Fee and Minimum Gathering Fee for the affected Lateral shall be increased or decreased, as applicable, as follows:

i.                                          For any such Lateral that consists of a [***] pipeline, the Minimum Gathering Fee would increase or decrease, as applicable, by $[***] per Accounting Period, and the Gathering Fee for such Lateral would increase or decrease, as applicable, by $[***] per Mcf, for each [***] increase or decrease in footage; and

ii.                                       For any such Lateral that consists of a [***] pipeline, the Minimum Gathering Fee would increase or decrease, as applicable, by

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$[***] per Accounting Period, and the Gathering Fee for such Lateral would increase or decrease, as applicable, by $[***] per Mcf, for each [***] increase or decrease in footage.

4.2                               Subject to and in accordance with the other provisions of this Agreement, including this Section 4.2, following the execution of a mutually agreed Compressor Station Annex, MarkWest shall design, construct, own, maintain and, following the Compression Effective Date for the Compressor Station subject to the Compressor Station Annex, operate such Compressor Station, and the following shall apply with respect to such Compressor Station:

a.                                                                                      The Receipt Point for such Compressor Station or the Lateral connected to such Compressor Station, as applicable, shall be at the inlet flange to the suction scrubber immediately upstream of the Compressor Station.

b.                                      Commencing on the Compression Effective Date for such Compressor Station, Antero shall pay MarkWest a per Mcf compression fee set forth in the Compressor Station Annex for all of Antero’s Gas delivered to the Receipt Points on the Lateral on which such Compressor Station is located or to the Receipt Point for the Sherwood Compressor Station, as applicable, as measured at the Measurement Points (the “Compression Fee”); provided, however, that commencing on the Compression Fee Commencement Date for such Compressor Station and for a period of [***] ([***]) years thereafter (as may be extended for any event of Force Majeure in excess of thirty (30) days as described below in Section 8.1), in no event shall the aggregate Compression Fee actually paid to MarkWest hereunder, together with amounts credited to the Minimum Compression Fee as set forth in Section 8.1,  with respect to any Accounting Period with respect to such Compressor Station be less than the Minimum Compression Fee with respect to such Compressor Station.

c.                                       Each Compressor Station will (i) be capable of operating down to suction pressures of [***] psig, as measured at the inlet of the suction scrubber, while compressing the design volume of Gas equal to the inlet volume compression capacity (expressed in MMcf per day) set forth in the Compressor Station Annex for such Compressor Station, (ii) have the number of horsepower of compression and have the capacity to compress at least the volume (expressed in MMcf per day) in each case set forth in the Compressor Station Annex for such Compressor Station, (iii) have dehydration equipment with a capacity of at least the capacity (expressed in MMcf per day) set forth in the Compressor Station Annex for such Compressor Station, (iv) have two stages of compression unless otherwise set forth in the Compressor Station Annex for such Compressor Station, and (v) be capable of discharging a volume of Gas equal to the “Initial Inlet Volume Compression Capacity” set forth in the Compressor Station Annex for such Compressor Station at sufficient pressure to be delivered at the Redelivery Point

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at a pressure of at least [***] psig.  Unless otherwise set forth in the Compressor Station Annex, additional compression capacity may be installed at a Compressor Station upon terms mutually agreed upon by the Parties and set forth in a written amendment or addendum to this Agreement or the applicable Compressor Station Annex that is signed by the Parties.

d.                                      MarkWest shall complete the installation of any Compressor Station by the date set forth in the Compressor Station Annex (with respect to such Lateral Compression Station, the “Required Compression Effective Date”), subject to Force Majeure.  If the Compression Effective Date with respect to a Compressor Station has not occurred by the relevant Required Compression Effective Date and such delay is not due to Force Majeure, then after the relevant Compression Effective Date, MarkWest will not charge Antero the relevant Compression Fee (or the relevant Minimum Compression Fee) for a number of days equal to the number of days following such Required Compression Effective Date until the relevant Compression Effective Date has occurred.  MarkWest shall keep Antero reasonably informed of the status of obtaining required permits and rights of way for such Compressor Station and in particular shall promptly notify Antero if MarkWest becomes aware or reasonably should have become aware, based on the facts and circumstances known to MarkWest at that time, that it is likely that delays in obtaining any such permits or rights of way will delay the Compression Effective Date for such Compressor Station.

e.                                       For any Compressor Station, at any time and from time to time after the [***] anniversary of the later of (i) the Compression Effective Date for such Compressor Station and (ii) the last date on which additional compression capacity was installed at such Compressor Station at Antero’s request (such later date, the “Capacity Election Reduction Date”), Antero shall have the right, by written notice to MarkWest, to require that MarkWest take out of service or otherwise not make available to Antero hereunder one or more of the compressor units installed at such Compressor Station for Antero pursuant to this Agreement, provided that in no event shall the amount of compression capacity installed at such Compressor Station for Antero pursuant to this Agreement be less [***], in the case of (1) and (2) as rounded up to take into account the capacity of individual compressor units (any such compressor units taken out of service or not made available to Antero in accordance with the foregoing, the “Removed Compressor Units”).  Commencing on the first day of the second Accounting Period beginning after the date such notice is deemed given pursuant to this Agreement, (i) the horsepower associated with such Removed Compressor Units shall not be made available to Antero and shall not be included for purposes of calculating the component of the Minimum Compression Fee for such Compressor Station which is based on the horsepower installed at such Compressor Station, (ii) MarkWest’s other capacity obligations with respect to such Compressor Station (including, without limitation, the obligations to provide

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and maintain capacity for inlet volume compression, dehydration equipment, and Low Pressure Condensate storage) shall be correspondingly reduced to reflect the actual compression capacity remaining at the affected Compressor Station, and (iii) the Compressor Station Annex for the affected Compressor Station shall automatically be deemed to be amended to reflect the adjustments set forth in the foregoing clauses (i) and (ii) and, at MarkWest’s request, the Parties shall execute a written amendment thereto reflecting such adjustments.  Except as specified in this Section 4.2.e, the Minimum Compression Fee shall not be affected by Removed Compressor Units.  Antero shall reimburse MarkWest for all reasonable out-of-pocket costs incurred by MarkWest in decommissioning and/or removing any Removed Compressor Units.

4.3                               Subject to the remaining terms of this Agreement and each Annex hereto, (a) on and after the Gathering Effective Date for each Lateral, MarkWest shall receive at the Receipt Point(s) for such Lateral and gather on such portion of the Gathering System such portion of Antero’s Gas that Antero delivers hereunder and that meets the applicable conditions under this Agreement, up to an amount equal to Antero’s Tier 1 Capacity with respect to such Lateral plus such additional volumes of Antero’s Gas that Antero may deliver from time to time and which may be gathered on the Gathering System on an interruptible space available basis, (b) on and after the Compression Effective Date for the Compressor Station to be located at the Sherwood Plant, MarkWest shall receive at the Receipt Point at such Compressor Station and compress such portion of Antero’s Gas that Antero delivers hereunder and that meets the applicable conditions under this Agreement, up to the capacity of such Compressor Station as set forth in the relevant Compressor Station Annex, and (c) MarkWest shall redeliver to the Redelivery Points a quantity of Gas thermally equivalent to the quantity of Antero’s Gas delivered by or on behalf of Antero and received by MarkWest, as measured at the Measurement Points, less the thermal equivalent of the Gathering System Fuel, Lost and Unaccounted For Gas and High Pressure Condensate (other than High Pressure Condensate vaporized and reinjected into the Gas stream upstream of the Redelivery Point) allocated to Antero’s Gas in accordance with this Agreement.

4.4                               As between the Parties, MarkWest shall own all the appurtenances, additions, extensions, improvements, or expansions of or to the Gathering System that are constructed by MarkWest at the request of Antero pursuant to this Agreement, which additions shall become a part of the Gathering System and shall be subject to this Agreement.

4.5                               During any period when (i) all or any portion of the Gathering System is shut down because of mechanical failure, maintenance or repairs, operating conditions outside of the design parameters of the Gathering System, or Force Majeure; or (ii) Antero’s Gas available for receipt, together with the non-interruptible Gas of third parties, exceeds the capacity of the Gathering System; or (iii) MarkWest determines reasonably and in good faith that the operation of all or any portion of the Gathering System will cause injury or harm to persons or property or to the integrity of the Gathering System, Antero’s Gas and the Gas of third parties may be curtailed or, if applicable, bypassed around the affected portion of the

Gathering System.  In the event of a curtailment or bypass, available capacity in the affected portion of the Gathering System will be allocated in accordance with the following:  (a) first, available capacity will be allocated to the holders of Tier 1 Capacity in the affected facilities who are delivering Gas, on a pro rata basis in accordance with (and not to exceed) their respective Tier 1 Capacity in the affected facilities, and (b) second, available capacity will be allocated to all other Gas, including Antero’s Gas and Gas of other holders of Tier 1 Capacity that is in excess of Antero’s or such holder’s Tier 1 Capacity, on a pro rata basis.

4.6                               It is understood and agreed that either Party hereto may, without liability to the other Party, interrupt the operations of its facilities for the purpose of making necessary alterations, maintenance or repairs thereto or to comply with applicable regulatory requirements.  MarkWest will exercise reasonable diligence to schedule routine repair and maintenance so as to minimize disruption of service hereunder, and except in situations reasonably perceived by MarkWest to be emergencies, shall use commercially reasonable efforts to provide at least fourteen (14) days prior notice to Antero of such scheduled routine repair and maintenance.  In each case of such routine repair and maintenance, MarkWest shall coordinate with Antero in a commercially reasonable manner prior to giving the advance notice of any such service interruption.

4.7                               MarkWest shall ensure that any conveyance, assignment, sale or other transfer of the Gathering System or any interest therein shall be subject to this Agreement. MarkWest shall require any purchaser, assignee or other transferee of the Gathering System or any interest therein to ratify this Agreement and to expressly assume and agree to the terms hereof to the extent of the interest in the Gathering System acquired by that party in a manner consistent with the provisions of Article 15.

4.8                               MarkWest shall not grant any priority rights to any third party to capacity in any Lateral that is superior to Antero’s Tier 1 Capacity rights.  With respect to any Lateral, the aggregate amount of Tier 1 Capacity granted to Antero and to any third party for such Lateral (the “Total Tier 1 Capacity”), shall not exceed [***] percent ([***]%) of the amount of Tier 1 Capacity granted to Antero for such Lateral, unless MarkWest installs pipe of a diameter greater than the minimum diameter set forth in the relevant Lateral Annex or installs additional or expanded facilities or otherwise modifies the relevant facilities to increase the capacity of such Lateral above the capacity that such Lateral would have had if it had been constructed to the minimum specifications, including minimum pipe diameters and minimum MAOP, set forth in the relevant Lateral Annex.  MarkWest shall notify Antero of any such increases to Lateral capacity.

4.9                               At each Receipt Point at which a Compressor Station is installed by MarkWest in accordance with this Agreement (“Compressor Receipt Point”), MarkWest will (i) separate condensate and other liquids from Antero’s Gas that is delivered at such Compressor Receipt Point (“Low Pressure Condensate”) and (ii) place Antero’s Low Pressure Condensate in tanks for delivery into trucks. Slug catchers, collection tanks, vapor recovery units, and associated piping for collecting Low Pressure Condensate from

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the Compressor Receipt Point facilities into the collection tanks shall be constructed by MarkWest at the Compressor Receipt Points at Antero’s cost.  Such facilities shall be constructed in accordance with design parameters mutually agreed upon by the Parties.  The Compressor Receipt Point sites will include space for such facilities in a manner that is mutually agreed upon by the Parties.

a.                                      Antero shall be responsible for all pigging operations relating to the delivery of the Low Pressure Condensate to the Compressor Receipt Points.  Antero shall conduct pigging for delivery of the Low Pressure Condensate to the Compressor Receipt Points at such frequencies as MarkWest shall reasonably request and in a manner that does not interfere with MarkWest’s operation of the Gathering System.  Antero shall not inject free liquids into pipelines upstream of the Compressor Receipt Points, but the Parties acknowledge that free liquids may naturally form or occur in such pipelines as a result of the gathering of Gas.

b.                                      Antero shall be responsible for the pickup, removal, transportation, marketing and disposal of Antero’s Low Pressure Condensate.  Antero shall pick up and remove its Low Pressure Condensate from the Compressor Stations by truck.  Antero shall coordinate with MarkWest regarding the scheduling of such truck pickups, and Antero shall provide reasonable prior notice to MarkWest of each such pickup.  Antero and its employees, agents and contractors shall comply with all applicable laws, rules, regulations and ordinances in connection with the pickup, removal, transportation, marketing and disposal of Antero’s Low Pressure Condensate and shall comply with MarkWest’s site, safety, security and operations requirements and standards with respect to the pickup and removal of Antero’s Low Pressure Condensate from the Compressor Stations.

c.                                       MarkWest’s ability to perform its obligations under this Agreement with respect to the receipt, compression and gathering of Antero’s Gas delivered at each Compressor Receipt Point is dependent upon and subject to the performance of Antero’s obligations under this Section 4.9.

d.                                      Antero shall indemnify MarkWest and the MarkWest Indemnified Parties from and against any and all losses, damages, costs and expenses arising from or relating to Antero’s pigging operations described in Section 4.9.a. and the pickup, removal, transportation, marketing and disposal of Antero’s Low Pressure Condensate, including any breach of Antero’s obligations set forth in this Section 4.9.

ARTICLE 5:                       RECEIPT POINTS AND CONDITIONS

5.1                               Antero shall be responsible for delivering Antero’s Gas or causing Antero’s Gas to be delivered to MarkWest at the Receipt Points.

5.2                               Antero shall deliver Antero’s Gas hereunder at a pressure sufficient to enter each Receipt Point in accordance with the following:

a.                                      in the case of each Receipt Point that is upstream of a Compressor Station, at the prevailing suction pressures as they exist from time to time; and

b.                                      in the case of all other Receipt Points, at the prevailing pressures as they exist from time to time, which pressure shall not be required to be greater than the maximum allowable operating pressure of the applicable Lateral set forth in the Lateral Annex for such Lateral.

MarkWest shall operate the Gathering System such that, during periods in which the deliveries of Antero’s Gas at the Compressor Receipt Points are within the inlet volume compression capacity for such Compressor Receipt Points specified in the applicable Compressor Station Annexes relating thereto, the inlet pressures at the Compressor Receipt Points will not exceed [***] psig and that during periods, if any, in which such deliveries exceed such inlet volume compression capacity, the inlet pressures at the Compressor Receipt Points are as low as is commercially and operationally practicable under the then current circumstances.

ARTICLE 6:                       GAS QUALITY

6.1                               As measured at each Receipt Point, Gas delivered by Antero to the Receipt Points shall be of a quality that meets the specifications in the Processing Agreement and that, after such Gas is processed at the Sherwood Plant as it then exists in accordance with the Processing Agreement, meets the quality specifications of pipelines receiving Gas at the “Redelivery Point” under the Processing Agreement, as in effect from time to time, other than for water vapor content.

6.2                               Additionally, at each Receipt Point, Gas delivered by Antero shall:

a.                                      be commercially free from dust, sand, gum, gum forming constituents, diluent, and other liquids and solids;

b.                                      have a Gross Heating Value of not less than [***], unless mutually agreed upon;

c.                                       not contain more than [***] of hydrogen sulfide per 100 Cubic Feet of Gas;

d.                                      not contain more than [***]% by volume carbon dioxide; and

e.                                       at each Receipt Point that is not a Compressor Receipt Point, be commercially free of liquid hydrocarbons and free water.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

6.3                               If Gas tendered by Antero should fail to meet any one or more of the above specifications from time to time, then:

a.                                      MarkWest may take receipt of the non-conforming Gas, and that receipt shall not be construed as a waiver or change of standards for future Gas volumes; or

b.                                      MarkWest may, at its sole discretion, cease receiving the non-conforming Gas from Antero, and shall notify Antero that it will cease receiving the non-conforming Gas.  In such event, such Gas shall not be considered as delivered to MarkWest for purposes of Section 4.2 or Section 8.1.

c.                                       If the Gas as delivered contains contaminants not in conformance with the specifications in Article 6, then Antero shall be responsible for, and shall reimburse MarkWest for all actual expenses, damages and costs resulting therefrom.

6.4                               As long as Antero’s Gas meets the foregoing specifications, MarkWest shall be responsible for delivering Gas at the Redelivery Point that meets the Gas quality specifications applicable under the Processing Agreement.

6.5                               Notwithstanding Section 6.3, if Antero’s Gas conforms to all specifications required by this Article 6 other than hydrocarbon dew point and/or Gross Heating Value, MarkWest shall use commercially reasonable efforts to accept such Gas and to blend and commingle such Gas with other Gas in the Gathering System so that it meets the applicable specifications, provided that MarkWest shall not be required to accept and to blend or commingle such Gas to the extent that MarkWest determines, in MarkWest’s sole but good faith discretion, that the acceptance, blending or commingling of such Gas is reasonably likely to (i) adversely affect (x) the safety, integrity or operation of the Gathering System or the Sherwood Plant, (y) the delivery of Gas to the Sherwood Plant or to other redelivery points that may be applicable from time to time, or (z) the Gas of third parties, or (ii) otherwise result in economic harm to third parties using the Gathering System or the Sherwood Plant.

ARTICLE 7:   MEASUREMENT AND ALLOCATIONS

7.1                               MarkWest shall measure the volume, heating content, and composition (including the GPM of each Plant Product) of the Gas hereunder using meters and other measurement equipment that MarkWest has installed or caused to be installed at each Measurement Point.  MarkWest shall also install, operate and maintain, or cause to be installed, operated and maintained, suitable meter or meters and/or other necessary equipment for the purpose of measuring Gathering System Fuel (including, with respect to Gas that is used as Gathering System Fuel, the volume and heating content thereof).  The Gathering Fee shall not be charged on such Gathering System Fuel.  In each case, the measurements above shall be made by MarkWest in accordance with the American Gas Association Gas Measurement

Committee Report No. 3 standards or any revision thereof.  The measured volume and Btu content shall be calculated at Standard Base Conditions.

7.2                               The accuracy of MarkWest’s measuring equipment shall be verified by tests using means and methods generally acceptable in the gas industry, at least quarterly.  Measuring equipment found to be registering inaccurately shall be adjusted to read as accurately as possible.  MarkWest shall give Antero two (2) Business Days notice of upcoming tests.  If Antero fails to have a representative present, the results of the test shall nevertheless be considered valid until the next test. MarkWest shall, upon written request of Antero, conduct a test of MarkWest’s measuring equipment, provided that in no event shall MarkWest be required to test its equipment more frequently than once a month.  All tests of such measuring equipment shall be made at MarkWest’s expense, except that Antero shall bear the expense of tests made at its request if the inaccuracy is found to be less than [***] percent ([***]%).

7.3                               Antero may, at its option and expense, install check meters at any Receipt Point for checking MarkWest’s metering equipment and the same shall be so installed as not to interfere with the operation of the Gathering System.  The charts and records by which such measurements are determined shall be available for the use of both Antero and MarkWest in fulfilling the terms and conditions thereof.  Additional measurement facilities may be installed by Antero or, at Antero’s request, by MarkWest at or upstream of any Receipt Point. At Antero’s request, and at Antero’s expense, MarkWest shall, based on design parameters provided by Antero, engineer and install measurement equipment at any Compressor Station at or near the outlet flange on the downstream side of the 2-phase separator located upstream of the compressor unit.  Such measurement equipment shall be accessible to and shall be operated and maintained by Antero or its designee.

7.4                               If, for any reason, any measuring equipment is inoperative or inaccurate by more than [***] percent ([***]%) in the measurement of Gas, then the volume of Gas delivered during the period of such inaccuracy shall be determined on the basis of the best data available using the first of the following methods which is feasible:

(a)                                 By using the registration of any check measuring equipment installed and accurately registering; or

(b)                                 By using a percentage factor to correct the error if the percentage of error is ascertainable by calibration, test, or mathematical calculations; or

(c)                                  By comparing deliveries made during preceding periods under similar delivery conditions when the meter was registering accurately.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

7.5                               An adjustment based on such determination shall be made for such period of inaccuracy as may be definitely known, or if not known, then for one half the period since the date of the last meter test.  In no event, however, shall any adjustment extend back beyond [***] from the date the error was first made known by one Party hereunder to the other.

7.6                               Each Party shall have the right to inspect the other Party’s equipment, charts, and other measurement or test data during business hours; but the reading, calibration, and adjustment of such equipment and changing of charts shall be done by the Party installing and furnishing same.  Unless the Parties otherwise agree, each Party shall preserve all its original test data, charts, and other similar records for a period of at least [***].

7.7                               MarkWest shall obtain or cause to be obtained flow proportional representative samples of Antero’s Gas measured at the Measurement Point(s) in accordance with generally accepted industry standards; provided, however, that for any Receipt Points that deliver less than [***] (***) Mcf per day, in lieu of the foregoing, MarkWest may obtain quarterly spot samples of Antero’s Gas measured at the Measurement Points. MarkWest shall obtain or cause to be obtained analyses of all such samples.  All analyses shall determine the composition of the Gas by component in mole percent, Thermal Content, and specific gravity, all by means of chromatographic or other methods accepted in the industry.

7.9                               MarkWest’s measurement equipment at each Measurement Point shall include a reasonably sufficient number of data ports, and MarkWest shall permit Antero to connect to such data ports, as shall be required to provide to Antero on a real-time basis all measurement data generated by such measurement equipment.  Antero shall be responsible at its own cost for obtaining equipment and/or services to connect to such data ports and receive and process such data.

7.10                        Allocations required for determining payments or fees due under this Agreement shall be made by MarkWest in accordance with accepted industry standards and this Section 7.10 and shall be based upon the measurements taken and quantities determined for the applicable Accounting Period.

a.                                      The following definitions shall be applicable:

i.                                          “Fuel Point” means a point on the Gathering System where Gathering System Fuel is consumed;

ii.                                       “receipt point” means all receipt points at which Gas is delivered into the Gathering System, including the Receipt Points; and

iii.                                    “measurement point” shall mean all measurement points on the Gathering System, including the Measurement Points.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

b.                                      Lost and Unaccounted For Gas shall be allocated to each measurement point pro rata based upon the Thermal Content of all Gas received at all measurement points during the applicable Accounting Period.  Total Lost and Unaccounted For Gas shall be determined by subtracting from the sum of the total Thermal Content of Gas received at all measurement points during such Accounting Period the sum of (i) the Thermal Content of Gas actually delivered to the Redelivery Point(s) during such Month, (ii) the Thermal Content of Gas consumed as Gathering System Fuel measured at all Fuel Points during such Accounting Period, and (iii) the Thermal Content of all High Pressure Condensate recovered from the Gathering System during such Accounting Period (other than High Pressure Condensate vaporized and reinjected into the Gas stream).  Lost and Unaccounted For Gas for each Accounting Period shall be allocated to each measurement point based upon a fraction, the numerator of which is the total Thermal Content of Gas measured at such measurement point during such Accounting Period, and the denominator of which is the total Thermal Content of Gas measured at all measurement points during such Accounting Period.

c.                                       Gathering System Fuel shall be allocated to each measurement point upstream of the applicable Fuel Point by multiplying the Gathering System Fuel measured at the applicable Fuel Point during the applicable Accounting Period by a fraction, the numerator of which is the volume of Gas in Mcfs received into the Gathering System at such receipt point (as measured at the applicable measurement point) during such Accounting Period, and the denominator of which is the aggregate volume of Gas in Mcfs received into the Gathering System at all receipt points (as measured at the relevant measurement points) upstream of the applicable Fuel Point during such Accounting Period.

d.                                      High Pressure Condensate shall be allocated in accordance with the Processing Agreement.

7.11                        MarkWest shall not permit any third party to deliver any Gas to a Receipt Point unless (a) MarkWest has constructed measurement points upstream of such Receipt Point sufficient to separately measure such third party’s Gas and Antero’s Gas delivered at such Receipt Point for purposes of making the above allocations to such measurement points and (b) MarkWest and Antero have agreed on procedures to measure and allocate any Low Pressure Condensate collected at Compressor Stations at which such third party Gas is compressed.

7.12                        With respect to each Accounting Period, Antero hereby directs MarkWest to provide to Processor, and MarkWest will provide to Processor with respect to each third party shipper on the Gathering System, such measurement and allocation information as Processor may reasonably request to permit Processor to make the allocations in the Processing Agreement to each Measurement Point under this Agreement for such Accounting Period.

ARTICLE 8:  FEES AND CONSIDERATION

8.1                               Subject to Section 8.2, (a) commencing on the Gathering Effective Date for each Lateral, MarkWest will charge Antero the per Mcf Gathering Fee for such Lateral for all of Antero’s Gas delivered to the Receipt Points on such Lateral, as measured at the Measurement Points, provided, however, that commencing on the Minimum Gathering Fee Commencement Date for such Lateral and for a period of [***] thereafter (as may be extended for any event of Force Majeure in excess of thirty (30) days as described below in this Section 8.1), in no event shall the Gathering Fee actually paid to MarkWest hereunder, together with amounts credited to the Minimum Gathering Fee as set forth in this Section 8.1, with respect to any Accounting Period for such Lateral be less than the Minimum Gathering Fee for such Lateral and (b) commencing on the Compression Effective Date for each Compressor Station, the Compression Fees provided for in Section 4.2.b, including the Minimum Compression Fee for the period of time set forth in Section 4.2.b.  Notwithstanding the foregoing Antero shall receive a credit against the Minimum Gathering Fee and/or the Minimum Compression Fee for a Lateral or Compressor Station, as applicable, in the following circumstances:

a.                                      to the extent that such Lateral or Compressor Station is affected by an event of Force Majeure lasting longer than [***]; provided that, in the event of such an event of Force Majeure, (i) the period of time during which the Minimum Gathering Fee and/or Minimum Compression Fee for the affected Lateral and/or Compressor Station shall be payable shall automatically be extended for the duration of such Force Majeure event that is in excess of [***] and (ii) if the then current Primary Term or renewal term of this Agreement would end prior to the extended date set forth in clause (i), the Primary Term or then current renewal term, as applicable, shall automatically be extended to end on the date set forth in clause (i).  Upon the request of either Party, the Parties shall promptly execute an amendment to this Agreement reflecting any extensions set forth in the foregoing sentence; or

b.                                      to the extent of any volumes of Antero’s Gas that Antero tenders for delivery to the applicable Receipt Point but which volumes are not gathered through the affected Lateral or compressed through the affected Compressor Station, as applicable, as determined in accordance with the remaining provisions of this subparagraph (such volumes, “Rejected Volumes”), in either case as a result of any material breach by MarkWest of this Agreement lasting longer than [***]. The Rejected Volumes shall be reasonably demonstrated by Antero to MarkWest based upon recent representative production data for Antero’s Gas for the applicable Receipt Point.  Any credit provided pursuant to this Section 8.1.b. shall be equal to the Rejected Volumes of Antero’s Gas multiplied by the Gathering Fee for the affected Lateral or Compression Fee for the Compressor Station, as applicable.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

8.2                               [***] percent ([***]%) of each of the Gathering Fees and, if applicable, the Compression Fees shall be adjusted up or down on an annual basis in proportion to the percentage change, from the preceding year, in the Consumer Price Index — All Urban Consumers (Series ID CUUR0000SA0), Not Seasonally Adjusted, U.S. city average, All items (Base Period 1982-84=100), as published by the United States Department of Labor, Bureau of Labor Statistics (“CPI”). Such adjustment shall be made effective upon each January 1 beginning on January 1, 2014 and shall reflect the percentage change in the CPI as it existed for the immediately preceding June from the CPI for the second immediately preceding June; provided, neither the Gathering Fees nor the Compression Fees, if applicable, shall ever be less than the initial fees stated in Sections 8.1 and 4.2, respectively.

8.3                               The Gathering Fee and, if applicable, the Compression Fee on a Lateral shall never be higher than the lowest gathering fee or compression fee, as applicable, charged by MarkWest to any similarly situated Tier 1 Capacity customer of MarkWest on such Lateral.  MarkWest shall determine in good faith which Tier 1 Capacity customers shall be considered similarly situated based on a number of factors, including but not limited to contract term, volume, and level of commitment.  If such a similarly situated Tier 1 Capacity customer on a Lateral receives gathering or compression service on such Lateral at a lower rate than the Gathering Fee or, if applicable, Compression Fee charged to Antero in accordance with this Agreement for service on such Lateral, such Gathering Fee or, if applicable, Compression Fee shall immediately be lowered to such lower rate and shall remain at such lower rate as long as service is provided to such other similarly situated Tier 1 Capacity customer at such lower rate, at which time the relevant Gathering Fee or Compression Fee shall increase again to such Gathering Fee or Compression Fee as is applicable in accordance with this Agreement.

ARTICLE 9:  PAYMENTS

9.1                               MarkWest shall provide Antero with a statement explaining fully how all consideration due (including deductions) under the terms of this Agreement was determined not later than the last day of the Accounting Period following the Accounting Period for which the consideration is due.  Any sums due MarkWest under this Agreement shall be paid no later than 30 days following receipt of the statement furnished under this Section 9.1.  If the amount owed by one Party to another is the subject of a good faith dispute, the Party with the payment obligation shall be obligated to pay only the undisputed portion of such amount pending the resolution of such dispute in accordance with this Agreement.  Late payments of undisputed amounts shall accrue interest at the rate of 1.5% per month until paid.  Amounts due to either Party hereunder may be netted against amounts due to either Party under the Processing Agreement, and if at any time MarkWest is not the Processor under the Processing Agreement but the Processor is an Affiliate of MarkWest, then Antero shall direct Processor to net payments due to MarkWest hereunder from any payments due to Antero under the Processing

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Agreement and to pay such amounts due to MarkWest hereunder directly to MarkWest on Antero’s behalf.

9.2                               Either Party, on thirty (30) days prior written notice, shall have the right at its expense, at reasonable times during business hours, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, allocation, measurement, computation, charge, or payment made under or pursuant to this Agreement.  The scope of any audit shall be limited to the [***] period immediately prior to the month in which notice is given (“Audit Period”). However, no audit may include any time period for which a prior audit hereunder was conducted, and no audit may occur more frequently than [***]. The Party conducting the audit shall have ninety (90) days after concluding the audit in which to submit a written claim for adjustments, with supporting detail.  The audited Party shall respond to the written claim within forty-five (45) days after receiving the written claim.  All volumes, statements, allocations, measurements, computations, charges, or payments made in any period prior to the Audit Period, or made for charges during the Audit Period but for which a written claim for adjustments is not made within ninety (90) days after the information that has been reasonably requested in connection with such audit has been provided or made available to the requesting party, shall be conclusively deemed true and correct and shall be final for all purposes.  To the extent that the foregoing varies from any applicable statute of limitations, the Parties expressly waive all such other applicable statutes of limitations.  The Parties acknowledge and agree that, in connection with any audit hereunder, MarkWest shall not be required to disclose to Antero the names of other MarkWest customers or the settlement terms for those customers.

ARTICLE 10:  FORCE MAJEURE

10.1                        In the event a Party is rendered unable, wholly or in part, by Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make any payments due hereunder, the obligations of that Party, so far as they are affected by Force Majeure, shall be suspended from the inception and during the continuance of the inability, and the cause of the Force Majeure, as far as possible, shall be remedied with reasonable diligence.  The Party affected by Force Majeure shall provide the other Party with written notice of the Force Majeure event, with reasonably full detail of the Force Majeure within a reasonable time after the affected Party learns of the occurrence of the Force Majeure event.  The settlement of strikes, lockouts, and other labor difficulty shall be entirely within the discretion of the Party having the difficulty and nothing herein shall require the settlement of strikes, lockouts, or other labor difficulty.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 11:                                                                LIABILITY AND INDEMNIFICATION

11.1                        As among the Parties hereto, Antero and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, until that Gas is delivered to a Receipt Point, and after any portion of the Gas is redelivered to Antero or for Antero’s account at a Redelivery Point.

11.2                        As among the Parties hereto, MarkWest and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, after that Gas is delivered at a Receipt Point and until that Gas is redelivered to Antero or for Antero’s Account at a Redelivery Point.

11.3                        Each Party (“Indemnifying Party”) hereby covenants and agrees with the other Party, and its Affiliates, and each of their directors, managers, members, officers and employees (“Indemnified Parties”), that except to the extent caused by the Indemnified Parties’ gross negligence or willful misconduct, the Indemnifying Party shall protect, defend, indemnify and hold harmless the Indemnified Parties from, against and in respect of any and all Losses incurred by the Indemnified Parties to the extent those Losses (i) arise from claims brought by any of the Indemnifying Party’s employees, its contractors or subcontractors, or their employees for Losses due to bodily injury, death, or damage to property or (ii) are not covered by clause (i) and arise from or are related to:  (a)  the Indemnifying Party’s facilities; or (b) the Indemnifying Party’s custody, possession and control of the Gas.  The foregoing indemnities are intended to apply regardless of the cause of any Losses, even though caused in whole or in part by a pre-existing condition, the negligence, strict liability, or other legal fault of an Indemnified Party (other than the gross negligence or willful misconduct of an Indemnified Party), or the unseaworthiness or defective condition of vessels, craft or premises owned, supplied, hired, chartered or borrowed by an Indemnitee.

ARTICLE 12:                                                                TITLE

12.1                        Antero represents and warrants that it owns, or has the right to deliver, all of the Gas that is delivered under this Agreement to the Receipt Points for the purposes of this Agreement, free and clear of all liens, encumbrances and adverse claims.  If the title to Gas delivered by Antero hereunder is disputed or is involved in any legal action, MarkWest shall have the right to withhold payment (with interest at the Prime Rate as published in the Wall Street Journal, under “Money Rates”), or cease receiving the Gas, to the extent of the interest disputed or involved in legal action, during the pendency of the action or until title is freed from the dispute, or until Antero furnishes, or causes to be furnished, indemnification to save MarkWest harmless from all claims arising out of the dispute or action, with surety acceptable to MarkWest.  Antero hereby indemnifies MarkWest against and holds MarkWest harmless from any and all Losses arising out of or related to any breach of the foregoing representation and warranty.

12.2                        Title to all of Antero’s Gas and all Low Pressure Condensate attributable to Antero’s Gas shall remain in Antero.  Title to High Pressure Condensate allocated to

Antero’s Gas pursuant to the Processing Agreement shall remain in Antero until title thereto transfers to Processor pursuant to the Processing Agreement and the Natural Gas Liquids Exchange Agreement dated as of March 31, 2011 between Antero and Processor, as amended or restated from time to time.

ARTICLE 13:                                                                ROYALTY AND TAXES

13.1                        Antero shall have the sole and exclusive obligation and liability for the payment of all persons due any proceeds derived from the Gas delivered under this Agreement, including royalties, overriding royalties, and similar interests, in accordance with the provisions of the leases or agreements creating those rights to proceeds.  In no event will MarkWest have any obligation to those persons due any of those proceeds of production attributable to the Gas under this Agreement.

13.2                        Antero shall pay and be responsible for all Taxes levied against or with respect to Antero’s Gas delivered or services provided to Antero under this Agreement, except for any MarkWest local, state or federal income taxes associated with payments by Antero in cash or in kind to MarkWest for such services.  MarkWest shall under no circumstances become liable for those Taxes, unless designated to remit those Taxes on behalf of Antero by any duly constituted jurisdictional agency having authority to impose such obligations on MarkWest, in which event the amount of those Taxes remitted on Antero’s behalf shall (a) be reimbursed by Antero upon receipt of invoice, with corresponding documentation from MarkWest setting forth such payments, or (b) deducted from amounts otherwise due Antero under this Agreement.

13.3                        Antero hereby agrees to defend and indemnify and hold MarkWest harmless from and against any and all Losses arising from the payments made by Antero in accordance with Sections 13.1 and 13.2, including, without limitation, Losses arising from claims for the nonpayment, mispayment, or wrongful calculation of those payments.

ARTICLE 14:                                                                RIGHTS-OF-WAY

14.1                        Antero hereby grants to MarkWest, insofar as Antero has the right to do so, all requisite easements and rights-of-way over, across, and under the lands covered by the Antero Interests, with full right of ingress and egress, for the purposes of constructing, operating, repairing, replacing and maintaining communication facilities, measurement facilities, pipeline gathering facilities, compression facilities, dehydration facilities, treating facilities, processing facilities and other underground and surface equipment necessary for the performance of MarkWest’s obligations set forth in this Agreement; provided, the exercise of those rights by MarkWest will not interfere with Antero’s lease operations or with the rights of owners in fee.  All facilities and other equipment acquired, placed, or installed by MarkWest for the purposes of this Agreement pursuant to the provisions of this Article, shall remain the property of MarkWest and may be removed by MarkWest at any time.

14.2                        To the extent permitted under applicable easements and subject to the remaining provisions of this Section 14.2, Antero will have the right to install and operate, within the Gathering System right-of-way and compressor sites (collectively, the “MarkWest Land Rights”), low pressure pipeline facilities and related compression facilities that are delivering Antero’s Gas to the Gathering System and water distribution systems; provided, however, that Antero may not lay any gathering lines or install other facilities that unreasonably interfere with MarkWest’s present or future use of the MarkWest Land Rights as determined by MarkWest in its reasonable discretion.  Prior to any shared use of the MarkWest Land Rights, the Parties shall enter into a shared use agreement setting forth the terms under which such shared use will occur, including without limitation, costs and maintenance responsibilities and the terms set forth in this Section 14.2.  Any such shared use by Antero shall be at Antero’s cost and expense, and MarkWest shall not incur any costs with respect thereto.  With regard to any construction or operations by or on behalf of Antero on the MarkWest Land Rights, (i) Antero may not unreasonably disturb MarkWest’s safe and orderly operation of the Gathering System, (ii) Antero must comply with MarkWest’s reasonable requirements and specifications in connection with the construction, installation and operation of such facilities within the MarkWest Land Rights (including, without limitation, line spacing requirements), (iii) Antero must return the surface area of the MarkWest Land Rights to their original state after such installation, and (iv) Antero must conduct any such operations in accordance with MarkWest’s construction and safety procedures.  Antero shall indemnify, defend and hold harmless MarkWest for and against any losses, damages, claims, demands or actions arising from or related to Antero’s (or that of its employees, agents or contractors) use of, activities on, and operations within the MarkWest Land Rights.  Antero shall have the right to assign its rights under this Section 14.2 and under any shared use agreement to any third party with whom Antero contracts to provide low-pressure gathering service to Antero for delivery of Antero’s Gas to the Receipt Points hereunder, provided that, notwithstanding any assignment to and assumption by such third party of the rights and obligations under this Section 14.2 and any shared use agreement, Antero shall remain responsible and liable to MarkWest for such third party’s use of, activities on and operations within the MarkWest Land Rights as set forth in this Section 14.2 and in the shared use agreement, as though such activities and operations were performed by Antero hereunder and thereunder, unless such third party is a Qualified Service Provider (as hereinafter defined), in which event Antero shall be released from its obligations under this Section 14.2 and the shared use agreement solely to the extent of the assignment to and assumption by the Qualified Service Provider, effective as of the effective date of such assignment and assumption.  Except as set forth above or as may otherwise be agreed upon by the Parties, Antero (or any assignee thereof) may not assign its rights under this Section 14.2 or the shared use agreement except in connection with the assignment of this Agreement by Antero in accordance with Article 15.  A “Qualified Service Provider” means a natural gas midstream services provider (a) that is experienced in the industry and performs such services in accordance with the standards that would be followed and complied with by a prudent operator under similar conditions, and in compliance with applicable laws, rules and regulations, as determined by MarkWest in its reasonable good faith discretion, and (b) which, if requested by MarkWest, provides sufficient security of performance in a form, for an amount and a term, and from a creditworthy issuer, all as reasonably acceptable to MarkWest, including, but not limited to an irrevocable letter of credit or guaranty.

ARTICLE 15: ASSIGNMENTS

15.1                        This Agreement shall extend to and be binding upon the parties hereto, their successors, and assigns. Subject to the provisions below, this Agreement and the rights, duties or obligations of the parties hereunder may be assigned or conveyed in whole or in part; provided, however, that except as set forth in the following sentence or in Section 14.2, neither Party shall assign or transfer this Agreement and any rights, duties or obligations hereunder, without the prior written consent of the other Party, which consent shall not be unreasonably withheld.  Either Party may make such an assignment or transfer to an Affiliate without seeking the prior written consent of the other Party.  A reasonable basis for withholding consent may include (i) the financial condition of the assignee raising reasonable concern relating to its ability to perform under this Agreement or (ii) concerns regarding the administration of this Agreement among multiple assignees of Antero unless the assignees appoint an agent to represent them in connection with this Agreement in a manner reasonably satisfactory to the other Party. All assignments and conveyances of the Gathering System shall be subject to this Agreement, including the foregoing provisions of this Article 15.  No transfer of, or succession to, the interest of any Party hereto, either in whole or partially, shall affect or bind the other Party until the first (1st) day of the month following the month in which the other Party shall have received written notification thereof.

ARTICLE 16:   MISCELLANEOUS

16.1                        The failure of any Party hereto to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.

16.2                        This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without regard to choice of law principles.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

16.3                        This Section 16.3 shall apply to all disputes between the Parties arising under this Agreement except for disputes pertaining to claims for indemnification which arise in connection with or grow out of claims asserted against either Party by a third party.  A dispute that is subject to this Section 16.3 is referred to herein as a “Dispute.”  When a Dispute has arisen, either Party may give the other Party written notice of the Dispute (“Dispute Notice”).  In the event a Dispute Notice is given, the Parties shall attempt to resolve the Dispute promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for the matter.  Within ten (10) days after delivery of the Dispute

Notice, the receiving Party shall submit to the other a written response.  Thereafter, the executives shall confer in person or by telephone promptly to attempt to resolve the Dispute.  All reasonable requests for information made by one Party to the other will be honored.  If the Dispute has not been resolved by negotiation within twenty (20) days of the Dispute Notice, or if the Parties have failed to confer within twenty (20) days after the Dispute Notice, the Parties shall endeavor to settle the Dispute by non-binding mediation under the CPR Mediation Procedure in effect on the date of this Agreement.  Unless otherwise agreed, the Parties will select a mediator from the CPR Panels of Distinguished Neutrals (“CPR Panel”).  If the Parties cannot agree on a mediator, CPR, upon receipt of advice from any of the Parties that they cannot agree on a mediator, will promptly appoint a mediator from the CPR Panel.  All negotiations and proceedings pursuant to this Section 16.3 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence and any additional confidentiality protections provided by applicable law.  If the Dispute has not been resolved by mediation as provided herein within forty-five (45) days following submission of the Dispute Notice, either Party may pursue any and all remedies that may be available under this Agreement, applicable law or in equity.

16.4                        The Parties agree that (a) MarkWest shall keep all information provided by Antero to MarkWest pertaining to Antero’s exploration and development plans, production forecasts, acreage positions and other non-public information of Antero, and (b) the Parties shall keep the terms of this Agreement, confidential and not disclose the same to any other persons, firms or entities without the prior written consent of Antero (in the case of (a)) or the other Party (in the case of (b)); provided, the foregoing shall not apply to disclosures that a Party determines, based on advice of counsel, it is compelled by law or court order to make; or to disclosures to a Party’s Affiliates or such Party’s or its Affiliates’ employees, directors, officers, partners, prospective partners or financing sources, purchasers or prospective purchasers of a Party’s assets or businesses, financial advisors, consultants, attorneys, banks, or institutional investors, provided those persons, firms or entities likewise agree to keep this Agreement and/or such information, as applicable, confidential.

16.5                        Any change, modification or alteration of this Agreement shall be in writing, signed by the Parties; and, no course of dealing between the Parties shall be construed to alter the terms of this Agreement.

16.6                        All exhibits and appendices to this Agreement are hereby incorporated into and made part of this Agreement for all purposes.  This Agreement, including all exhibits and appendices, contains the entire agreement between the Parties with respect to the subject matter hereof, and there are no oral or other promises, agreements, warranties, obligations, assurances, or conditions precedent, affecting it.

16.7                        The terms and provisions of this Agreement are for the sole benefit of MarkWest and Antero, and no third party is intended to benefit herefrom other than the Indemnified Parties.

16.8                        NO BREACH OF THIS AGREEMENT OR CLAIM FOR LOSSES UNDER ANY INDEMNITY OBLIGATION CONTAINED IN THIS AGREEMENT SHALL CAUSE ANY PARTY TO BE LIABLE FOR, NOR SHALL LOSSES INCLUDE, ANY DAMAGES OTHER THAN ACTUAL AND DIRECT DAMAGES, AND EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO CLAIM ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES.

16.9                        This Agreement shall be subject to all applicable federal, state, and local laws, rules, regulations, and orders affecting either Antero or MarkWest and that pertain to the Gathering System or the operation thereof.  In the event any one or more of the provisions of this Agreement shall be found to be violative of any applicable order, rule, or regulation of any regulatory body having jurisdiction, or of any valid law of the United States or any state or other governmental entity having jurisdiction, such provision or provisions shall be deemed to be modified to the extent necessary to comply with such order, rule, regulation, or law; provided, however, that in the event that a material term under this Agreement is so modified, the Parties will, timely and in good faith, revise and amend this Agreement in a manner which preserves, as closely as possible, each Party’s business and economic objectives as expressed by the Agreement prior to such modification.

16.10                 Unless otherwise provided herein, any notice, request or demand which either Party desires to serve upon the other regarding this Agreement shall be made in writing and shall be considered as delivered when hand delivered, or when delivery is confirmed by pre-paid delivery service (such as FedEx, UPS, DHL or a similar delivery service), or when sent via email, or, if mailed by United States certified mail, postage prepaid, three (3) days after mailing, or, if sent by facsimile transmission, when receipt is confirmed by the equipment of the transmitting Party; provided, if sent by email after normal business hours or if receipt of a facsimile transmission is confirmed after normal business hours, receipt shall be deemed to be the next Business Day.  Such notice shall be given to the other Party at the following address, or to such other address as either Party shall designate by written notice to the other:

If to Antero:

ANTERO RESOURCES APPALACHIAN CORPORATION

1625 17th Street

Denver, Colorado  80202

Attn: Vice President—Marketing

Phone: [***]

Fax: [***]

With a copy to:

For general notices:

[***]

[***]

For gas control, nominations & balancing:

[***]

For accounting, legal & financial:

[***]

If to MarkWest:

MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

1515 Arapahoe Street

Tower 1, Suite 1600

Denver, CO    80202

Attn:  Chief Operating Officer

Phone:  [***]

Facsimile:  [***]

With a copy to:

MarkWest Liberty Midstream & Resources, L.L.C.

1515 Arapahoe Street

Tower 1, Suite 1600

Denver, CO    80202

Attn:  General Counsel

Phone:  [***]

Facsimile:  [***]

16.11                 In the event any published price index referred to in this Agreement ceases to be published, the Parties shall mutually agree to an alternative published price index representative of the published price index referred to in this Agreement.

16.12                 This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one instrument.

[signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date set forth above.

ANTERO RESOURCES APPALACHIAN CORPORATION	MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

By:	By:

Name:	Name:

Title:	Title:

LIST OF ANNEXES

Lateral Annex – Zinnia and Middle Point Laterals

Compressor Station Annex – Zinnia Compressor Station

Compressor Station Annex – Middle Point Compressor Station

Compressor Station Annex – Sherwood Compressor Station

LATERAL ANNEX TO GAS GATHERING AND COMPRESSION AGREEMENT (SHERWOOD) — ZINNIA AND MIDDLE POINT LATERALS

This Lateral Annex (“Annex”) dated April 16, 2012 to Gas Gathering and Compression Agreement (Sherwood) is between MarkWest Liberty Midstream & Resources, L.L.C. (“MarkWest”) and Antero Resources Appalachian Corporation (“Antero”).

A.                                    Antero and MarkWest are parties to that certain Gas Gathering and Compression Agreement (Sherwood) dated as of April 16, 2012 (as amended or restated, the “Agreement”).

B.                                    This Annex is a Lateral Annex entered into pursuant to the Agreement.

C.                                    Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW THEREFORE, MarkWest and Antero hereby agree as follows:

1.                                      The Parties hereby agree to the addition of the following Lateral(s) to the Agreement and to the terms set forth below relating to such Lateral(s), as contemplated by the Agreement:

Lateral(s)	Zinnia Lateral and Middle Point Lateral

Route	As reflected in the attached Schedule 1

Initial Receipt Points

1.              The inlet of MarkWest’s two (2) phase separator immediately upstream of the Zinnia Compressor Station, which separator shall be at a mutually agreeable location at or near the property boundary of the Zinnia Compressor Station;

2.              The inlet of MarkWest’s two (2) phase separator immediately upstream of the Middle Point Compressor Station, which separator shall be at a mutually agreeable location at or near the property boundary of the Middle Point Compressor Station;

3.              The inlet of the meter installed by MarkWest downstream of the compression facilities installed by or on behalf of Antero and known as the “ETC Tichenal Receipt Point”; and

4.              The inlet of the meter installed by MarkWest downstream of the compression facilities installed by or on behalf of Antero and known as the “Enerven Tichenal Station Receipt Point”, each as reflected in the attached Schedule 1.

Pipe diameter	Zinnia Lateral: At least [***] Middle Point Lateral: At least [***]

Estimated footage	Zinnia Lateral: [***] Middle Point Lateral: [***]

Measurement Facility Capacities

MarkWest shall construct measurement facilities at the Measurement Points for the following Receipt Points, with capacities equal to at least [***]]% of the quantities set forth for such Receipt Points below, but in any event not to exceed [***] MMcf per day at any such Receipt Point:

	Zinnia Compressor Station:	[***] MMcf per day

	Middle Point Compressor Station:	[***] MMcf per day

	ETC Tichenal Receipt Point:	[***] MMcf per day

	Enerven Tichenal Station Receipt Point:	[***] MMcf per day

Maximum allowable operating pressure	At least [***] psig

Required Effective Date	December 31, 2012

Gathering Fee	$[***] per Mcf

Minimum Gathering Fee	$[***] per Accounting Period in the aggregate for the Zinnia and Middle Point Laterals

Tier 1 Capacity	Antero’s aggregate combined Tier 1 Capacity for the Zinnia Lateral and Middle Point Lateral is [***] MMcf per day, subject to the following:

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2

1.              Of this aggregate amount:

a.              The Tier 1 Capacity allocated to the Zinnia Lateral at any time shall not exceed [***] MMcf per day, and MarkWest shall not be obligated to take delivery of Antero’s Gas in excess of [***] MMcf per day in the aggregate at all Receipt Points on the Zinnia Lateral (excluding, for the avoidance of doubt, Gas entering the Zinnia Lateral through the Middle Point Lateral) (it being understood that Antero’s Tier 1 Capacity on the Zinnia Lateral downstream of the junction of the Zinnia Lateral and the Middle Point Lateral is [***] MMcf per day);

b.              The Tier 1 Capacity allocated to the Middle Point Lateral shall not exceed [***] MMcf per day, and MarkWest shall not be obligated to take delivery of Antero’s Gas in excess of [***] MMcf per day in the aggregate on all Receipt Points on the Middle Point Lateral; and

c.               MarkWest shall not be obligated to take delivery of Antero’s Gas in excess of [***] MMcf per day in the aggregate at all Receipt Points on the Zinnia Lateral and the Middle Point Lateral; and

2.              The amount of Antero’s Gas that MarkWest may receive at the Receipt Points for the Zinnia Lateral and the Middle Point Lateral located at the Zinnia Compressor Station and Middle Point Compressor Station (the “Applicable Compressor Stations”) at any time is dependent upon and limited by the amount of compression capacity installed at the Applicable Compressor Stations pursuant to the Compressor Station Annexes for the Applicable Compressor Stations.  Until Antero has elected to increase the

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

3

compression capacity at the Applicable Compressor Stations to equal the Tier 1 Capacity for each Lateral set forth above, the actual amount of Antero’s Gas that MarkWest can receive at such Receipt Points will be limited to the amount of the compression capacity at the Applicable Compressor Stations.

2.                                      This Annex may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one instrument.  The Agreement, as modified by this Annex, remains in full force and effect.  In the event of a conflict between the Agreement and this Annex, the terms of this Annex shall control.

[signature page follows]

4

IN WITNESS WHEREOF, the Parties have duly executed this Annex as of the date set forth above.

ANTERO RESOURCES APPALACHIAN CORPORATION	MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

By:	By:

Name:	Name:

Title:	Title:

Signature Page

Lateral Annex – Zinnia and Middle Point Laterals

Schedule 1

to

Lateral Annex for Zinnia and Middle Point Laterals

[***]

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

COMPRESSOR STATION ANNEX TO GAS GATHERING AND COMPRESSION AGREEMENT (SHERWOOD) – ZINNIA LATERAL COMPRESSOR STATION

This Compressor Station Annex (“Annex”) dated April 16, 2012 to Gas Gathering and Compression Agreement (Sherwood) is between MarkWest Liberty Midstream & Resources, L.L.C. (“MarkWest”) and Antero Resources Appalachian Corporation (“Antero”).

A.                                    Antero and MarkWest are parties to that certain Gas Gathering and Compression Agreement (Sherwood) dated as of April 16, 2012 (as amended or restated, the “Agreement”).

B.                                    This Annex is a Compressor Station Annex entered into pursuant to the Agreement.

C.                                    Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW THEREFORE, MarkWest and Antero hereby agree as follows:

1.                                      The Parties hereby agree to the addition of the following Compressor Station to the Agreement and to the terms set forth below relating to such Compressor Station, as contemplated by the Agreement:

Compressor Station	Zinnia Compressor Station

Location	As reflected in the attached Schedule 1

Number of Stages of Compression	[***]

Approximate Horsepower to be Installed Initially	[***] hp, subject to paragraph 2 below

Initial Inlet Volume Compression Capacity	[***] MMcf per day, subject to paragraph 2 below

Initial Dehydration Equipment Capacity	[***] MMcf per day

Required Compression Effective Date	December 31, 2012

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Compression Fee	$[***] per Mcf

Minimum Compression Fee	For each Accounting Period, the sum of (i) $[***] plus (ii) the product of $[***] multiplied by [***].

Installation of Additional Compression

During the first [***] ([***]) years after the date of the Agreement, Antero may request that additional compression be installed at the Zinnia Compressor Station to compress additional volumes on the terms set forth in this Annex and in the Agreement. Any additional compression that is requested by Antero during such [***]period shall be installed by MarkWest at MarkWest’s cost on the terms set forth in this Annex and in the Agreement, and MarkWest will use commercially reasonable efforts to install such additional compression as soon as reasonably practicable and consistent with such timeframe as may be mutually agreed upon by the Parties. After such [***] period, additional compression may be installed at the Zinnia Compressor Station upon the mutual agreement of the Parties as set forth in Section 4.2.c. of the Agreement.

2.                                      The Parties acknowledge that of the [***] compressor unit skids necessary to achieve the initial installed horsepower of [***] hp and the initial inlet volume compression capacity of [***] MMcf per day, each as specified above, only [***] of such compressor unit skids will be installed by the Required Compression Effective Date of December 31, 2012.  Accordingly, until the [***] compressor unit skid is installed and made operational, the initial installed horsepower of the Zinnia Lateral Compressor Station shall be [***] hp and the initial inlet volume compression capacity of the Zinnia Lateral Compressor Station shall be [***] MMcf per day for all purposes of the Agreement, including the satisfaction of the requirements for the Compression Effective Date of the Zinnia Lateral Compressor Station, and including the number of installed horsepower for calculating the Minimum Compression Fee for the Zinnia Lateral Compressor Station; provided, however, that from the Minimum Compression Fee Commencement Date for the Zinnia Lateral Compressor Station until the first day of the Accounting Period following the end of the first 90-day period after such [***] compressor unit skid has been installed and made operational and is capable of [***], the component of the Minimum Compression Fee set forth in item (i) above shall be reduced from $[***] per Accounting Period to $[***] per Accounting Period.  MarkWest shall use all reasonable efforts to ensure that such [***] compressor unit skid is installed and made operational and capable of [***].

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2

3.                                      This Annex may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one instrument.  The Agreement, as modified by this Annex, remains in full force and effect.  In the event of a conflict between the Agreement and this Annex, the terms of this Annex shall control.

[signature page follows]

3

IN WITNESS WHEREOF, the Parties have duly executed this Annex as of the date set forth above.

ANTERO RESOURCES APPALACHIAN CORPORATION	MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

By:	By:

Name:	Name:

Title:	Title:

Signature Page

Compressor Station Annex – Zinnia Compressor Station

Schedule 1

to

Compressor Station Annex for Zinnia Compressor Station

[***]

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

COMPRESSOR STATION ANNEX TO GAS GATHERING AND COMPRESSION AGREEMENT (SHERWOOD) — MIDDLE POINT LATERAL COMPRESSOR STATION

This Compressor Station Annex (“Annex”) dated April 16, 2012 to Gas Gathering and Compression Agreement (Sherwood) is between MarkWest Liberty Midstream & Resources, L.L.C. (“MarkWest”) and Antero Resources Appalachian Corporation (“Antero”).

A.                                    Antero and MarkWest are parties to that certain Gas Gathering and Compression Agreement (Sherwood) dated as of April 16, 2012 (as amended or restated, the “Agreement”).

B.                                    This Annex is a Compressor Station Annex entered into pursuant to the Agreement.

C.                                    Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW THEREFORE, MarkWest and Antero hereby agree as follows:

1.                                      The Parties hereby agree to the addition of the following Compressor Station to the Agreement and to the terms set forth below relating to such Compressor Station, as contemplated by the Agreement:

Compressor Station	Middle Point Compressor Station

Location	As reflected in the attached Schedule 1

Number of Stages of Compression	[***]

Approximate Horsepower to be Installed Initially	[***] hp

Initial Inlet Volume Compression Capacity	[***] MMcf per day

Initial Dehydration Equipment Capacity	[***] MMcf per day

Required Compression Effective Date	December 31, 2012

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Compression Fee	$[***] per Mcf

Minimum Compression Fee	For each Accounting Period, the sum of (i) $[***] plus (ii) the product of $[***] multiplied by [***].

Installation of Additional Compression

During the first [***] ([***]) years after the date of the Agreement, Antero may request that additional compression be installed at the Middle Point Compressor Station to compress additional volumes on the terms set forth in this Annex and in the Agreement. Any additional compression that is requested by Antero during [***] shall be installed by MarkWest at MarkWest’s cost on the terms set forth in this Annex and in the Agreement, and MarkWest will use commercially reasonable efforts to install such additional compression as soon as reasonably practicable and consistent with such timeframe as may be mutually agreed upon by the Parties. After [***], additional compression may be installed at the Middle Point Compressor Station upon the mutual agreement of the Parties as set forth in Section 4.2.c. of the Agreement.

2.                                      This Annex may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one instrument.  The Agreement, as modified by this Annex, remains in full force and effect.  In the event of a conflict between the Agreement and this Annex, the terms of this Annex shall control.

[signature page follows]

2

IN WITNESS WHEREOF, the Parties have duly executed this Annex as of the date set forth above.

ANTERO RESOURCES APPALACHIAN CORPORATION	MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

By:	By:

Name:	Name:

Title:	Title:

Signature Page

Compressor Station Annex –Middle Point Compressor Station

Schedule 1

to

Compressor Station Annex for Middle Point Compressor Station

[***]

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.